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                                                                    EXHIBIT 23.2


                       LEE KEELING AND ASSOCIATES, INC.
                             PETROLEUM CONSULTANTS
                           3500 FIRST NATIONAL TOWER
                              15 EAST 5TH STREET
                             TULSA, OKLAHOMA 74103
                                (918) 587-5521
                               FACSIMILE 587-2881

Coda Energy, Inc.
5735 Pineland Drive, Suite 300
Dallas, Texas  75231

                              Re: Evaluation of Proved Oil and Gas Reserves Coda Energy, Inc.
                                    Effective Dates:  December 31, 1992
                                                      January 1, 1994
                                                      January 1, 1995
                                    Pursuant to the Requirements of the
                                     Securities and Exchange Commission

Gentlemen:

We hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of information from our reports with effective dates of December 31, 1992, January 1, 1994 and January 1, 1995, in the registration Statement on Form S-8 of Coda Energy, Inc. registering 1,000,000 shares of Coda Energy, Inc. common stock.

                                    LEE KEELING AND ASSOCIATES, INC.


                                    By:     /s/ Kenneth Renberg
                                        ---------------------------------------
                                        Kenneth Renberg,
                                        President



Tulsa, Oklahoma
May 5, 1995